Exhibit 99.(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Investors Trust

We consent to the use of our reports dated February 24, 2014, incorporated herein by reference, for VY BlackRock Health Sciences Opportunities Portfolio, VY BlackRock Large Cap Growth Portfolio, VY Clarion Global Real Estate Portfolio, VY Clarion Real Estate Portfolio, VY FMRSM Diversified Mid Cap Portfolio, VY Franklin Income Portfolio, VY Franklin Mutual Shares Portfolio, Voya Global Resources Portfolio, Voya High Yield Portfolio, VY Invesco Growth and Income Portfolio, VY JPMorgan Emerging Markets Equity Portfolio, VY JPMorgan Small Cap Core Equity Portfolio, Voya Large Cap Growth Portfolio, Voya Large Cap Value Portfolio, Voya Limited Maturity Bond Portfolio, Voya Liquid Assets Portfolio, VY Marsico Growth Portfolio, VY MFS Total Return Portfolio, VY MFS Utilities Portfolio, VY Morgan Stanley Global Franchise Portfolio, Voya Multi-Manager Large Cap Core Portfolio, VY T. Rowe Price Capital Appreciation Portfolio, VY T. Rowe Price Equity Income Portfolio, VY T. Rowe Price International Stock Portfolio, VY Templeton Global Growth Portfolio, Voya U.S. Stock Index Portfolio, Voya Retirement Conservative Portfolio, Voya Retirement Growth Portfolio, Voya Retirement Moderate Growth Portfolio, and Voya Retirement Moderate Portfolio (formerly, ING BlackRock Health Sciences Opportunities Portfolio, ING BlackRock Large Cap Growth Portfolio, ING Clarion Global Real Estate Portfolio, ING Clarion Real Estate Portfolio, ING FMRSM Diversified Mid Cap Portfolio, ING Franklin Income Portfolio, ING Franklin Mutual Shares Portfolio, ING Global Resources Portfolio, ING High Yield Portfolio, ING Invesco Growth and Income Portfolio, ING JPMorgan Emerging Markets Equity Portfolio, ING JPMorgan Small Cap Core Equity Portfolio, ING Large Cap Growth Portfolio, ING Large Cap Value Portfolio, ING Limited Maturity Bond Portfolio, ING Liquid Assets Portfolio, ING Marsico Growth Portfolio, ING MFS Total Return Portfolio, ING MFS Utilities Portfolio, ING Morgan Stanley Global Franchise Portfolio, ING Multi-Manager Large Cap Core Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, ING T. Rowe Price International Stock Portfolio, ING Templeton Global Growth Portfolio, ING U.S. Stock Index Portfolio, ING Retirement Conservative Portfolio, ING Retirement Growth Portfolio, ING Retirement Moderate Growth Portfolio, and ING Retirement Moderate Portfolio, respectively), each a series of Voya Investors Trust (formerly, ING Investors Trust), and to the use of our report dated February 20, 2014, incorporated herein by reference, for VY BlackRock Inflation Protected Bond Portfolio (formerly, ING BlackRock Inflation Protected Bond Portfolio), a series of Voya Investors Trust (formerly, ING Investors Trust), and to the references to our firm under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

We also consent to the use of our report dated February 26, 2014, incorporated herein by reference, for Voya Global Perspectives Portfolio, VY DFA World Equity Portfolio, and VY Franklin Templeton Founding Strategies Portfolio (formerly, ING Global Perspectives Portfolio, ING DFA World Equity Portfolio, and ING Franklin Templeton Founding Strategies Portfolio, respectively), each a series of Voya Investors Trust (formerly, ING Investors Trust), and to the references to our firm under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

Boston, Massachusetts

April 28, 2013